Exhibit 21
TXU US HOLDINGS COMPANY
SUBSIDIARY HIERARCHY
State or Country
of Incorporation
TXU US Holdings Company	Texas
TXU Electric Delivery Company	Texas
TXU Transition Bond Company LLC	Delaware
TXU Energy Holdings Company	Texas
TXU Energy Company LLC (1)	Delaware
TXU Energy Investment Company LLC (2)	Delaware
TXU Energy Finance Company LLC	Delaware
TXU Energy Retail Management Company LLC	Delaware
TXU Energy Retail Company LP	Texas
TXU Energy Solutions Management Company LLC	Delaware
TXU Energy Solutions Investment Company LLC	Delaware
TXU Energy Solutions Company LP	Texas
TXU Chilled Water Solutions Company	Texas
TXU SEM Company	Delaware
MyHomeKey.com, Inc. (3)	Delaware
Pantellos Corporation (4)	Delaware
TXU SESCO Company LLC	Texas
TXU SESCO Energy Services Company	Texas
TXU Portfolio Optimization Company LLC	Delaware
TXU Portfolio Management Company LP	Texas
TXU Energy Trading (California) Company	Texas
TXU Energy Trading Canada Limited	Canada
TXU ET Services Company	Texas
TXU Mining Management Company LLC	Delaware
TXU Mining Company LP	Texas
TXU Big Brown Mining Management Company LLC	Delaware
TXU Big Brown Mining Company LP	Texas
TXU Fuel Company	Texas
Wichita/Victory Ave. LLC	Texas
TXU Generation Management Company LLC	Delaware
TXU Generation Company LP	Texas
Fuelco LLC (5)	Delaware
TXU Big Brown Management Company LLC	Delaware
TXU Big Brown Company LP	Texas
TXU Big Brown Lignite Management Company LLC	Delaware
TXU Big Brown Lignite Company LP	Texas
TXU DeCordova Management Company LLC	Delaware
TXU DeCordova Company LP	Texas
TXU Tradinghouse Management Company LLC	Delaware
TXU Tradinghouse Company LP	Texas
TXU Generation Services Company	Texas
TXU Pedricktown Management Company LLC	Delaware
TXU Pedricktown Investment Company LLC	Delaware
TXU Pedricktown Retail Company LLC	Delaware
TXU Pedricktown Cogeneration Company LP	Delaware

___________________________
(1)  99% owned by TXU US Holdings Company, 1% owned by TXU Energy Holdings Company
(2)  16.1% owned by TXU Energy Solutions Company LP
(3)  5.389% owned by TXU Energy Solutions Company LP
(4)  5.389% owned by TXU Energy Solutions Company LP
(5)  92% membership interest owned by TXU Generation Company LP